EXHIBIT 23.2


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                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Pre-Paid Legal Services, Inc. on Form S-3 of our report dated February 27, 1995, appearing in the Annual Report on Form 10-KSB of Pre-Paid Legal Services, Inc. for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Oklahoma City, Oklahoma
September 14, 1995